SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AMERICAN PRECISION

          GAMCO INVESTORS, INC.
                                 3/23/00          141,600-           19.2500
          GABELLI ASSOCIATES LTD
                                 3/23/00          205,500-           19.2500
          GABELLI FUND LDC
                                 3/23/00            2,000-           19.2500
          GABELLI ASSOCIATES FUND
                                 3/23/00          189,900-           19.2500
























          (1) THE TRANSACTIONS ON 3/23/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.

          (2) PRICE EXCLUDES COMMISSION.